UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      February 23, 2000

                               VOIP TELECOM, INC.
                              (Name of Registrant)

  Nevada                              0-28047                94-3342064
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)          Identification No.)


            16935 West Bernard Drive, Suite 232, San Diego, CA 92127
                    (Address of principle executive offices)



Registrants telephone number, including area code     (858) 618-1710




          (Former name or former address, if changed since last report)







Item 1.  Changes in Control of Registrant

         No events to reports

Item 2. Acquisition of Disposition of Assets

         No events to report

Item 3.  Bankruptcy of Receivership

         No events to report.

Item 4. Changes in Registrants Certifying Accountant

         Resignation of HJ & Associates, LLC.

a. On February 6, 2001 VOIP Telecom, Inc. received the resignation of HJ & Associates, LLC. as its independent public accountant.

b. HJ & Associates, LLC. and its predecessor company, Jones, Jensen & Associates, LLC, were VOIP Telecom Inc.s independent public accountant, and have issued all reports on financial statements of VOIP Telecom, Inc., since November 1999 date. No reports contained any adverse opinions or disclaimers of opinion and were not modified as to audit scope or accounting principals, but only modified as to the uncertainty of the company continuing as a going concern.

c. There have been no disagreements with HJ & Associates LLC. on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of HJ & Associates LLC. would have caused HJ & Associates LLC. to make reference to such matter in connection with its reports.

         Hiring of Armando C. Ibarra CPA (Ibarra)

a. On February 22, 2001 VOIP Telecom Inc. appointed Armando C. Ibarra CPA as its independent public accountants for the fiscal year ending December 31, 2000. During VOIP Telecom, Inc.s fiscal year the Company has not consulted with Ibarra on items regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed; (2) the type of audit that might be rendered on the financial statements; or (3) the subject matter of any disagreement or event (as defined in Item 304(a)(1)(iv) of Regulation SB).


VOIP Telecom, Inc. has furnished HJ & Associates, LLC. with a copy of the foregoing disclosure and requested HJ & Associates, LLC. to furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of the letter from HJ & Associates to the Securities & Exchange Commission dated February 3, 2001 is filed as exhibit hereto.

Item 5. Other  Matters

         No events to report.

Item 6. Resignation of Registrants Directors

         No events to report

Item 7.  Financial Statements

         None.

Exhibits
         4.1      Accounting Letter





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereinto duly authorized.




                                 VOIP Telecom, Inc.



                                 /s/ Alexander Anderson
                                 Alexander Anderson, Chief Executive Officer

January 31, 2002